Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-115675) of Chiquita Brands International, Inc. of our report dated June 25, 2010 relating to the financial statements and supplemental schedules of the Chiquita Savings and Investment Plan as of and for the years ended December 31, 2009 and 2008, which appear in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Cincinnati, Ohio
June 25, 2010